UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2018 (July 16, 2018)

NOWNEWS DIGITAL MEDIA TECHNOLOGY CO. LTD.

(Exact name of registrant as specified in its charter)

Nevada	333-171637	36-4794119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4F, No. 32, Ln. 407, Sec. 2. Tiding Road, Neihu District, Taipei City 114, Taiwan

(Address of principal executive offices) (zip code)

886287978775 ext 500

(Registrant's telephone number, including area code)

N/A

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement
Item 2.01	Completion of Acquisition or Disposition of Assets
Item 3.02	Unregistered Sales of Equity Securities

On July 16, 2018, NowNews Digital Media Technology Co. Ltd. (the “Company”) and Dawnrain Media Co., Ltd. (“Dawnrain”), the Company’s wholly-owned subsidiary, entered into an agreement and plan of merger (the “Merger Agreement”) with Mega Power Tech Ltd. (“Mega Power”) and a shareholder of Mega Power. Mega Power is a Seychelles company engaged in the business of retailing smart TV box and beer vending machine. Pursuant to the Merger Agreement, the Company shall issue 510,000 shares of its common stock to the shareholder of Mega Power in exchange for fifty-one percent (51%) of Mega Power’s equity interest (the “Merger”), which shall be held by the Company through Dawnrain. The Merger shall be closed within thirty (30) business days after the date of the Merger Agreement.

The issuance of shares of the Company’s common stock (the “Stock Issuance”) was made in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering.

This description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	English Translation of the Agreement and Plan of Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 17, 2018	NOWNEWS DIGITAL MEDIA TECHNOLOGY CO. LTD.

	By:	/s/ Ji-Yi Lan
Ji-Yi Lan
Chief Executive Officer